Exhibit 99.1

news	UNIT CORPORATION
7130 South Lewis Avenue, Suite 1000, Tulsa, Oklahoma 74136
Telephone 918 493-7700, Fax 918 493-7711

Contact:	Larry Pinkston
President & Chief Executive Officer
(918) 493-7700

For Immediate Release…
October 20, 2008

UNIT CORPORATION ANNOUNCES PASSING OF LONG-TIME DIRECTOR

Tulsa, Oklahoma . . . Unit Corporation (NYSE – UNT) announced today that one of its directors, Don Cook, passed away Saturday, October 18, 2008.  Mr. Cook served as a director and Audit Committee Chairman since the company’s inception in 1963.  He was a partner in the accounting firm of Finley & Cook in Shawnee, Oklahoma from 1950 until 1987 when he retired.

Larry Pinkston, Unit’s President & Chief Executive Officer, said:  “Don Cook has been an integral part of the Unit family since 1963 when King Kirchner and Don Bodard founded the company.  His financial expertise and unfailing support of the company had a profound impact on Unit and all of us who were fortunate enough to have known him.  He will be greatly missed.”

Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and natural gas exploration, production, contract drilling and natural gas gathering and processing.  Unit’s Common Stock is listed on the New York Stock Exchange under the symbol UNT.  For more information about Unit Corporation, visit its website at http://www.unitcorp.com.